UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Rd. W, Suite 300 Oakville, Ontario, Canada	L6L 1H5

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 13, 2012 (the “Effective Date”), Joshua Gold Resources Inc. (the "Company") entered into a Mineral Property Acquisition Termination Agreement (the "Termination Agreement") with 2214098 Ontario Ltd. ("Ontario Ltd."; Company and Ontario Ltd. are collectively referred to herein as the “Parties”), pursuant to which the Parties agreed to terminate, effective as of the Effective Date at 11:59 p.m., that certain Mineral Property Acquisition Agreement (the “Acquisition Agreement”) entered into between the Parties on December 23, 2010.

Under the Acquisition Agreement, Ontario Ltd. agreed to sell and Company agreed to purchase the Property (as such term is defined in the Acquisition Agreement) pursuant to the terms and conditions contained therein.  A copy of the Acquisition Agreement was attached as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 23, 2010.

In accordance with the terms and conditions of the Termination Agreement, Company agreed to surrender and return the Property to Ontario Ltd. and neither Company nor Ontario Ltd. shall have any further liability for performance or payment of any kind under the Acquisition Agreement.

It was not in the Company’s economic interest to move forward under the Acquisition Agreement after evaluating the claims underlying the Property.  The termination has not given rise to any penalties against the Company.

The description of the Termination Agreement above is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 1.02

Termination of a Material Definitive Agreement.

The disclosure required by this Item 1.02 is included in Item 1.01 and is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The disclosure required by this Item 2.01 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit

Description

10.1

Termination Agreement entered into by and between Company and Ontario Ltd. on December 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: December 18, 2012	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director

3